UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Embracing Our Purpose During the Global COVID-19 Crisis

In my 44 years in finance, I have never experienced anything like what we’re seeing today. When I originally sat down to write my annual letter to BlackRock’s shareholders, I was in my office, thinking about how to describe the events of 2019 and what BlackRock achieved last year. Today that seems a distant reality. BlackRock’s offices globally are nearly empty and instead, I write to you in isolation from home, like millions of other people. Since January, the coronavirus has overtaken our lives and transformed our world, presenting an unprecedented medical, economic, and human challenge. The implications of the coronavirus outbreak for every nation and for our clients, employees and shareholders are profound, and they will reverberate for years to come.

The virus has taken a severe toll. It has killed or sickened hundreds of thousands, and even for the healthy, it has dramatically altered daily life and threatened financial security. For governments, it has presented the astounding challenges of implementing quarantines on a scale never-before seen and of responding to the economic and financial fallout from them. For the private sector, it has upended how companies operate and the demand for their products and services, with small businesses and their employees invariably shouldering the greatest burden. And medical professionals, in almost all cases operating with insufficient supplies and a lack of hospital capacity, are faced with wrenching decisions about how to keep the most people alive. These medical professionals, on the frontline in this crisis, are today’s heroes.

The outbreak has impacted financial markets with a swiftness and ferocity normally seen only in a classic financial crisis. But it has not simply pressured financial markets and near-term growth: it has sparked a reevaluation of many assumptions about the global economy, such as our infatuation with just-in-time supply chains and our reliance on international air travel. Even more profoundly, people worldwide are fundamentally rethinking the way we work, shop, travel, and gather.

Although 90 percent of our employees are now working from home, we are working hard to remain connected to the communities that we serve. BlackRock is contributing $50 million to the immediate relief of those who are most affected right now, and to help address the financial hardship caused by this pandemic. We are also committed to assisting governments around the world as they navigate the financial stresses of this crisis and to support their economies. Work like this – focusing our expertise and capabilities on major public challenges – is core to our purpose. BlackRock’s biggest responsibility – now more than ever – is to help our clients navigate this market environment.

As dramatic as this has been, I do believe that the economy will recover steadily, in part because this situation lacks some of the obstacles to recovery of a typical financial crisis. Central banks are moving quickly to address problems in credit markets, and governments are now acting aggressively to enact fiscal stimulus. The speed and the shape of these policies are deeply influenced by the world’s experience during the global financial crisis in 2008. I also believe their actions are likely to be more effective and work more quickly since they are not fighting against the same structural challenges as they were a decade ago.

That is not to say the world is without risk, nor to suggest that the market has reached its bottom. It is impossible to know. There are also significant challenges ahead for heavily indebted businesses, and if governments are not careful in the design of their stimulus programs, the economic pain from the outbreak will fall disproportionately on the shoulders of the most economically vulnerable individuals.

At BlackRock, we are working to keep a long-term perspective on this crisis – as we always do – while helping our clients, our communities, and the countries where we work and live navigate this extraordinary and difficult environment.

The above is a condensed excerpt from Larry Fink’s annual Chairman’s Letter to Shareholders, published on March 30, 2020. For the full letter, please visit BlackRock’s website.

IMPORTANT NOTES

OPINIONS

Opinions expressed are those of BlackRock, Inc. as of March 2020 and are subject to change.

BLACKROCK DATA POINTS

All data reflects as-adjusted full-year 2019 results or is as of December 31, 2019, unless otherwise noted. 2019 organic growth is defined as full-year 2019 net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2018. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.

GAAP AND AS-ADJUSTED RESULTS

See pages 37–38 of the 10-K for an explanation of the use of Non-GAAP Financial Measures and a reconciliation to GAAP.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting (the “2020 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders (the “2019 Proxy Statement”), filed with the SEC on April 12, 2019, or the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2020 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2019 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement (when filed), 2019 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.